HYPERION 2005 INVESTMENT GRADE OPPORTUNITY TERM TRUST, INC.
                        (the"Registrant") Form N-SAR
for the period ending December 31, 1997
                                                File Number 811-07386




This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 27th day of February, 1998.



                                            HYPERION 2005 INVESTMENT GRADE
                                            OPPORTUNITY TERM TRUST, INC.



                                                  By:      /s/ Clifford E. Lai
                                                           Clifford E. Lai
                                                           President




Witness:   /s/ Joseph Tropeano
             Joseph Tropeano
             Assistant Secretary